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                                                                    EXHIBIT 10.1


                     COGENTRIX VIRGINIA LEASING CORPORATION
                              PORTSMOUTH, VIRGINIA

                               SECOND AMENDMENT TO
                              COAL SALES AGREEMENT

         SECOND AMENDMENT, dated as of April 20, 1999 (this "Second Amendment"), to COAL SALES AGREEMENT, dated as of December 15, 1986 (as amended, the "Agreement") between COGENTRIX VIRGINIA LEASING CORPORATION, a Virginia corporation ("Buyer") and ARCH COAL SALES COMPANY, a Delaware corporation ("Seller").

                                    RECITALS:

         A. Buyer, Enoxy Coal Sales, Inc. and Enoxy Coal, Inc. entered into the Agreement as of December 15, 1986, pursuant to which Buyer agreed to purchase from such entities coal for Buyer's power generating station located in Portsmouth, Virginia.

         B. Concurrently with the execution of the First Amendment to Coal Sales Agreement, dated as of September 29, 1995, ACS Coal Sales Company (as successor to Enoxy Coal Sales, Inc.) and Cumberland River Coal Company (as successor to Enoxy Coal, Inc.) each assigned their rights under the Agreement to Seller effective as of such date.

         C. Buyer and Seller have entered into a Settlement Agreement, dated as of March 11, 1999 (the "Settlement Agreement"), pursuant to which Buyer and Seller have reached certain agreements regarding a proposed settlement of pending litigation and arbitration disputes between them arising out of the Agreement.

         D. In consideration for agreeing to enter into the Settlement Agreement, and as a condition precedent to the dismissal of the litigation and arbitration pending between the parties and the execution of a mutual settlement and release by the parties, the parties have agreed to execute this Second Amendment and amend the terms of the Agreement so that it accurately reflects the agreements of the parties as set forth in the Settlement Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

         SECTION 1. Amendment of Section 1.01 of Agreement. Section 1.01 of the Agreement is hereby amended, effective as of the Effective Date (as hereinafter defined), by adding the following paragraph as the second paragraph of such section:


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         Notwithstanding the foregoing, nor anything else to the contrary contained in this Agreement, Buyer is not and shall not be obligated to burn coal as the only fuel source for the Station and may, at its option and in its sole discretion, burn alternative fuels at the Station in any and all such forms as it chooses and in such amounts as it deems appropriate at any time during the term of this Agreement; provided that Buyer's use of alternative fuels at the Station shall in no way affect its liability for shortfalls as described in Section 1.03(b) hereof.

         SECTION 2. Amendment of Section 1.03 of Agreement. Section 1.03 of the Agreement is hereby amended, effective as of the Effective Date, by deleting such section in its entirety and replacing it with the following:

         Section 1.03. Quantities; Shortfall Amounts; Steam Interruption.

         (a) Buyer shall purchase and Seller shall sell 100% of the requirements of coal for the Station during the Operation Period. Buyer shall not, however, be obligated to order or purchase any minimum amount of coal during any calendar year. Notwithstanding the foregoing or any provision to the contrary contained in this Agreement, the parties hereto agree that the Seller shall not be obligated hereunder to sell Buyer more than 400,000 tons of coal during any calendar year, and Buyer shall not be required to purchase more than its requirements. While Buyer's requirements are not expected to exceed the annual minimum quantities set out in subsection (b) below, all such requirements shall be purchased from Seller hereunder, regardless of the actual quantity.

         (b) Notwithstanding the fact that the Buyer shall in no way be obligated to purchase any minimum amount of coal in any given calendar year, in the event that the Buyer orders less than the following amounts of coal in each given calendar year (each such amount, the "Annual Minimum"), the Buyer shall pay the Seller the amount per ton set forth below for the corresponding calendar year (each such amount, the "Shortfall Rate") for each ton by which the amount of coal ordered by Buyer during such calendar year falls below the Annual Minimum for such calendar year.



                  YEAR              ANNUAL MINIMUM            SHORTFALL RATE
                  ----              --------------            --------------
                  1999                [***] tons              $[***] per ton
                  2000                [***] tons              $[***] per ton
                  2001                [***] tons              $[***] per ton
                  2002                [***] tons              $[***] per ton
                  2003                [***] tons              $[***] per ton

         For the purposes of this Agreement and the determination of whether the Buyer has met the Annual Minimum for 2003, calendar year 2003 shall begin on January 1, 2003 and end on April 30, 2003. In addition, whether the

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[***] These portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.




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         Buyer has met the Annual Minimum in any calendar year shall be based on the amount of coal ordered by the Buyer during such calendar year and not the calendar year in which the coal is actually delivered by Seller to Buyer.

         Following the end of each calendar year, Seller shall provide notice (the "Seller Shortfall Notice") to Buyer of Seller's claim of entitlement to payment hereunder for such calendar year. Such notice shall include the Seller's calculation (the "Seller Calculation") of the amount due for such calendar year (the "Shortfall Payment"), and a list of orders placed by the Buyer and received by Seller during such calendar year. Seller will provide Buyer such other documentation as Buyer reasonably requests to support the Seller Calculation. If the Buyer agrees with the Seller Calculation, it shall pay such amount to the Seller no later than thirty (30) days after its receipt of the Seller Shortfall Notice. If Buyer disputes the Seller Calculation, the Buyer shall pay the undisputed portion of the Seller Calculation to the Seller within thirty (30) days after its receipt of the Seller Shortfall Notice, and thereafter the parties shall work together to resolve such dispute to the mutual satisfaction of the parties. If Buyer and Seller are unable to resolve such dispute, such dispute shall be submitted to arbitration in accordance with the provisions of
         Article VII of this Agreement. Upon a resolution or a final determination as to the correct Shortfall Payment, Buyer shall pay to Seller the remaining unpaid Shortfall Payment for such calendar year, with interest thereon, as provided in Section 4.06 of this Agreement.

         Notwithstanding the foregoing or any other provision to the contrary contained in this Agreement, in the event that Buyer's orders for coal are reduced in any calendar year due to the occurrence of (i) a "force majeure" (as defined in Section 8.01 of this Agreement) or (ii) a suspension of shipments pursuant to Section 2.05 of this Agreement, the Annual Minimum for such calendar year shall be adjusted equitably based on the amount of coal the Buyer would have ordered in such calendar year had such events not occurred.

         (c) Notwithstanding the provisions of subsection (b) of this Section
         1.03 or any other provision to the contrary contained in this Agreement, if there occurs during any given calendar year an interruption or reduction in steam delivery occasioned by a Force Majeure (as that term is defined in Section 6(A) of each of those two certain Steam Purchase Contracts between Buyer and BASF Corporation ("BASF"), and between Buyer and Celanese Chemical, Inc. ("Celanese"), effective as of January 1, 1999, hereinafter referred to as the "Steam Contracts") declared by either BASF or Celanese, the Annual Minimum for such calendar year shall be reduced in accordance with the formula set forth on Schedule 1 hereto.

         SECTION 3. Amendment to Section 10.07. Section 10.07 of the Agreement is hereby amended, effective as of the Effective Date, by adding the following to the end of such section:



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         Buyer and Seller each agree that neither party will unreasonably withhold its consent to an assignment by the other party of its benefits or burdens under this Agreement. Seller acknowledges and agrees, however, that the consent of Buyer's lender will be required prior to any assignment by the Seller of this Agreement or its benefits or burdens hereunder. In addition, Seller acknowledges and agrees that it shall be a condition to any such assignment by Seller that either
         (i) such assignment be consented to by Arch Coal, Inc., a Delaware corporation ("ACI") and sole shareholder of the Seller, in its capacity as Guarantor under the Guarantee Agreement dated as of September 29, 1995 given for the benefit of the Buyer (the "ACI Guarantee"), and that the ACI Guarantee shall be reaffirmed by ACI, or (ii) that the Buyer receive a guarantee of the assignee's obligations under this Agreement or other security, in each case adequate to protect the Buyer's interest to the same extent as is done by the ACI Guarantee, and in a form and issued by an entity which is in all material respects reasonably comparable to ACI and otherwise reasonably satisfactory to the Buyer.

         SECTION 4. New Schedule 1. The Agreement is hereby amended, effective as of the Effective Date, by adding as Schedule 1 thereto the attached Schedule 1 to this Second Amendment.

         SECTION 5. Effectiveness. This Second Amendment shall become effective (the "Effective Date") on the date that the parties execute a Mutual Release and Settlement Agreement effecting the settlement and dismissal of all litigation and arbitration pending between them, and not before such date. Should the parties not reach such settlement and execute a mutual release of all claims asserted in such litigation and arbitration by June 30, 1999, this Second Amendment shall be void and of no effect.

         SECTION 6. No Other Amendments; Confirmation. Except as expressly amended hereby, the provisions of the Agreement are, and shall remain, in full force and effect and are hereby ratified and confirmed.

         SECTION 7. Governing Law; Counterparts. This Second Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of North Carolina. This Second Amendment may be executed in any number of counterparts, all of which counterparts, taken together, shall constitute one and the same instrument.

         SECTION 8. Integration. The Agreement, as modified by this Second Amendment, and the Mutual Release and Settlement Agreement referred to herein represent the entire agreement of the parties hereto with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by either party relative to the subject matter hereof not expressly set forth therein.



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         IN WITNESS WHEREOF, the parties hereto have caused this Second
Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.


BUYER:

COGENTRIX VIRGINIA LEASING CORPORATION

By: /s/ Bruno R. Dunn
    -----------------------------------

Title: Group Senior Vice President
       --------------------------------

SELLER:

ARCH COAL SALES COMPANY, INC.


By: /s/ John Eaves
    -----------------------------------

Title: President
       --------------------------------



ACKNOWLEDGED AND CONSENTED TO:

ARCH COAL, INC., as guarantor under that certain Guarantee Agreement dated as of September 29, 1995 which by its signature below hereby reaffirms and confirms its obligations thereunder


By: /s/ Henry Besten
    -----------------------------------

Title: Vice President
       --------------------------------



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                                   SCHEDULE 1

              FORMULA FOR DETERMINATION OF COAL REQUIRED FOR STEAM
                  PRODUCTION IN CONNECTION WITH ANNUAL MINIMUM
                       STEAM ADJUSTMENT FOR FORCE MAJEURE

Assumptions:

     1. Station's historic operation generates 7.6 lbs. of steam for each pound of coal consumed.

     2. One ton of coal equals 2000 lbs.


To determine adjustments to Annual Minimum due to reduction in steam generated as a result of an event of Force Majeure under either the BASF or Celanese Steam Contracts, apply the following formula:

    Number of pounds of steam
     not taken as a result of
         Force Majeure           /2,000 = Annual Minimum Steam
    -------------------------             Adjustment
             7.6

         For example, if during calendar year 1999 BASF suffers an event of Force Majeure under the Steam Contract which prevents the Station from delivering 50,000,000 pounds of steam, the Annual Minimum for such calendar year would be reduced by 3,289.5 tons [50,000,000, divided by 7.6, divided by 2000]. Accordingly, if Buyer only orders [***] tons of coal during calendar year 1999, Seller would be entitled to a Shortfall Payment equal to $[***];

         e.g.               [***]    Annual Minimum
                           -[***]    Annual Actual
                           ----------------------------------------------
                            [***]    Annual Shortfall
                           -[***]    Annual Minimum Steam Adjustment
                           ----------------------------------------------
                            [***]    Adjusted Shortfall


                             [***]   Adjusted Shortfall
                           x$[***]   Shortfall Rate
                           ----------------------------------------------
                           $ [***]   Shortfall Payment

------------
[***] These portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.



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